Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Liquidity Services, Inc. 401(k) Profit Sharing Plan of our reports dated November 21, 2013, with respect to the consolidated financial statements and schedule of Liquidity Services, Inc., and the effectiveness of internal control over financial reporting of Liquidity Services, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
March 3, 2014